Exhibit 5.1

TUAN OLONA

June 10, 2025

NexPoint Diversified Real Estate Trust
300 Crescent Court, Suite 700
Dallas, Texas 75201

Re:         Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special Delaware counsel to NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale of up to 1,007,258 transferable units of beneficial interest (the “Shares”) of the Company, issuable pursuant to the terms and in the manner set forth in the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan as amended and restated effective June 10, 2025 (the “Incentive Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, statutory trust records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the restated certificate of trust of the Company, as in effect on the date hereof, (ii) the Agreement and Declaration of Trust of the Company, as in effect on the date hereof (iii) the bylaws of the Company, as in effect on the date hereof, (iv) the Registration Statement, (v) the Incentive Plan, (vi) resolutions of the board of trustees of the Company relating to, among other matters, the approval of the Incentive Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, (vii) resolutions of the board of trustees of the Company relating to, among other matters, the approval of form of awards in the Incentive Plan and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, under the Delaware Statutory Trust Act or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, statutory trust or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

1325 Avenue of the Americas w 27th Floor ♦ New York, NY 10019

Tel: (646) 863-9754 ♦ Fax: (646) 478-9129

Colorado w  Connecticut  ♦  Delaware  ♦  District of Columbia  ♦  Georgia  ♦  Hong Kong

Maryland  ♦   New Jersey  ♦  New York  ♦  Pennsylvania  ♦   Spain  ♦  Virginia

Attorneys admitted solely in the jurisdiction where listed office is located, unless otherwise noted

NexPoint Diversified Real Estate Trust
June 10, 2025

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware Statutory Trust Act and other laws of the State of Delaware as currently in effect. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

/s/ TUAN OLONA, LLP